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                                                                  Exhibit 23.1.5


                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 19, 1998, except for Note 8 which is April 4, 1998, with respect to the financial statements of The Planning Technologies Group, Inc., included in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-1 (File No. 333-63789) of Nextera Enterprises, Inc.


/s/ HARTE CARUCCI & DRISCOLL, P.C.

Woburn, Massachusetts
June 9, 1999